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Alpha Industries, Inc. and Subsidiaries
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                                  EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT



Name                                  Jurisdiction Of Incorporation
----                                  -----------------------------

Alpha Industries Limited                          England


Alpha Industries GmbH                             Germany


Alpha Securities Corporation                      Massachusetts


CFP Holding Company, Inc.                         Washington


Trans-Tech, Inc.                                  Maryland


Trans-Tech Europe SARL                            France